MONTHLY STATEMENT
                _____________________________________________

                         FIRST DEPOSIT MASTER TRUST
                               SERIES 1993-2
                _____________________________________________

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1993-2 Supplement (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is
required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1993-2 Certificates with respect to the Distribution Date occurring on January 15, 1997, and with respect to the performance of the Trust during the month of December is set forth below. Certain of the information is presented on the basis of an
original  principal  amount  of  $1,000  per  Investor  Certificate    (a
"Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1993-2 Certificates (stated on the basis of $1,000 original certificate principal amount)

         (1) The total amount distributed to Series 1993-2 Certificateholders
             per $1,000 original certificate principal amount          $4.791667

         (2) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to interest per $1,000 original
             certificate principal amount                              $4.791667

         (3) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to principal per $1,000
             original certificate principal amount                   $0.000000

B)     Information Regarding the Performance of the Trust

         (1) Allocation of Receivables Collections to the Series 1993-2 Certificates

             (a) The aggregate amount of Finance Charge Receivables collected during  the  Monthly  Period  immediately  preceding the
                 Distribution Date                              $83,085,784.83

             (b) The aggregate amount of Principal Receivables collected during  the  Monthly  Period  immediately  preceding the
                 Distribution Date                             $288,556,665.23

              (c) The  Floating Allocation Percentage with respect to the
                  Series  1993-2  Certificates  for the Monthly Period
                  immediately preceding the Distribution Date       10.599680%

              (d) The Principal Allocation Percentage with respect to the
                  Series  1993-2  Certificates  for the Monthly Period
                  immediately preceding the Distribution Date       10.599680%

              (e) The Finance Charge Receivables, plus any Investment Proceeds and Reserve Account withdrawals included as Available Finance Charge Collections, collected and allocated to the Series 1993-2 Certificates for the Monthly Period immediately preceding the Distribution
                  Date                                           $8,806,827.61

               (f) The Principal Receivables collected and allocated to the
                   Series 1993-2 Certificates for the Monthly Period immediately preceding the Distribution
                   Date                                         $30,586,084.15

         (2) Available Finance Charge Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

               (a) The Finance Charge Receivables collected and allocated to
                   the Series 1993-2 Certificates                $8,806,827.61

               (b) Collection Account and Special Funding Account investment earnings allocated to the Series 1993-2
                   Certificates                                      $1,249.61

               (c) Additional Finance Charges from other Series allocated to
                   the Series 1993-2 Certificates                        $0.00

               (d) Principal Funding Account Investment Proceeds         $0.00

               (e) Reserve Account withdrawals                           $0.00

               (f) Available  Finance Charge Collections for Series 1993-2
                   (total of (a), (b), (c), (d) and (e) above)   $8,808,077.22

       (3) Available Principal Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

                (a)  The Principal Receivables collected and allocated to the
                     Series 1993-2 Certificates                 $30,586,084.15

                (b)  Shared Principal Collections from other Series allocated to
                     the Series 1993-2 Certificates                      $0.00

                (c) Additional amounts to be treated as Available Principal Collections pursuant to the Series
                     Supplement                                  $2,907,090.18

                (d)  Available Principal Collections for Series 1993-2 (total of
                     (a), (b) and (c) above)                    $33,493,174.32

       (4)   Delinquent Balances in the Trust

             The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

                  (a)     31-60 days               $ 97,685,404
                  (b)     61-90 days                 55,133,614
                  (c)     91 or more days            92,468,624
                  (d)     Total Delinquencies     $ 245,287,642

       (5)   Defaulted Amount

             (a)  The aggregate amount of Defaulted Receivables with respect to  the  Trust  for  the Monthly Period immediately preceding
                  the Distribution Date                         $30,882,106.84

             (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding
                  the Distribution Date                          $3,455,900.78

             (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables
                  minus Recoveries]                             $27,426,206.06

             (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1993-2 Certificates
                  (the "Investor Default Amount")                $2,907,090.18

        (6)   Investor Charge-Offs

             (a)  The amount withdrawn, if any, under the Series
                  Enhancement                                            $0.00

             (b)  The excess of the Investor Default Amount over the sum of
                  (i) the Available Finance Charge Collections applied to such Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement applied to such Investor Default Amount
                  (an "Investor Charge-Off")                             $0.00

             (c) The amount of the Investor Charge-Off set forth in item 6(b) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the  amount  of  each  Series  1993-2 Certificateholder's
                  investment)                                        $0.000000

             (d) The total amount reimbursed to the Trust for such Distribution Date in respect of Investor Charge-Offs for
                  prior Distribution Dates                               $0.00

             (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Series 1993-2
                  Certificateholder's investment)                    $0.000000

             (f) The amount, if any, by which the outstanding principal balance of the Series 1993-2 Certificates exceeds the Series 1993-2 Invested Amount as of the Distribution Date, after giving effect to all deposits, withdrawals
                  and distributions on such Distribution Date            $0.00

        (7)     Investor Monthly Servicing Fee

                The amount of the Series 1993-2 Monthly Servicing Fee payable
                to the Servicer on the Distribution Date           $729,166.67

        (8)     Available Series Enhancement Amount

              (a) The Available Cash Collateral Amount for the Series 1993-2
                  Certificateholders as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date
                  and the related Transfer Date                $100,000,000.00

              (b) The percentage of the Available Cash Collateral Amount to the Invested Amount of the Series 1993-2 Certificates as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
                  related Transfer Date                                 20.00%

              (c) The amount of the Enhancement Invested Amount, if any, as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
                  Transfer Date                                          $0.00

         (9)   Principal Funding Account Amount

               (a) The amount on deposit in the Principal Funding Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
                   related Transfer Date                                 $0.00

               (b) Deposits in the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in April, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

        (10)  Deficit Controlled Accumulation Amount

               The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and
               the related Transfer Date                                 $0.00

        (11)     Reserve Account

                (a) The amount on deposit in the Reserve Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on  such  Distribution  Date  and the related Transfer
                    Date                                         $2,713,459.27

                (b) The Required Reserve Account Amount is currently calculated
                    to be                                        $5,000,000.00

                (c) Deposits in the Reserve Account are currently scheduled to commence on the Distribution Date occurring in January, 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

C)     Invested Amount

       (1)  The Invested Amount of the Series 1993-2 Certificates on the date
            of issuance (the "Initial Invested Amount")        $500,000,000.00

       (2) The Invested Amount of the Series 1993-2 Certificates on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
            Date                                               $500,000,000.00

       (3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1993-2 Certificates as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1993-2 Certificates on such date, to the Initial Invested Amount of the Series 1993-2 Certificates). The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the
            Certificateholder's  Certificate  by the Pool Factor      1.000000

D)     Receivables Balances

      (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding
          Monthly Period                                        $4,694,270,929

      (2) The aggregate amount of Finance Charge Receivables in the Trust at  the close of business on the last day of the immediately
          preceding Monthly Period                                 $89,386,778

E)     Annualized Percentages

      (1) The Gross Yield (Available Finance Charge Collections for the
          Series 1993-2 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1993-2 Certificates as of the last day of the next preceding Monthly Period, multiplied
          by 12)                                                        21.14%

     (2) The Net Loss Rate (the Investor Default Amount for the 1993-2 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1993-2 Certificates as of the
          last day of the next preceding Monthly Period, multiplied
          by 12)                                                         6.98%

     (3)  The Portfolio Yield (the Gross Yield minus the Net Loss Rate for
          the   Series 1993-2 Certificates for the preceding Monthly
          Period)                                                       14.16%

     (4)  The Base Rate (Monthly Interest plus Monthly Servicing Fee for the  preceding  Monthly  Period  divided  by the Invested Amount of the Series 1993-2  Certificates  as of the last day of the next
          preceding Monthly Period, multiplied by 12)                    7.50%

     (5)  The Net Spread (the Portfolio Yield minus the Base Rate for the
          Series 1993-2 Certificates for the preceding Monthly Period)   6.66%

     (6)  The Monthly Payment Rate (Collections of Principal Receivables
          and  Finance  Charge  Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next
          preceding Monthly Period)                                      7.72%

F)     Series 1993-2 Information for the Last Three Distribution Dates

        1)     Gross Yield

               a)  1/15/97          21.14%
               b)  12/16/96         17.36%
               c)  11/15/96         21.42%

        2)     Net Loss Rate

               a)  1/15/97            6.98%
               b)  12/16/96           6.94%
               c)  11/15/96           7.80%

        3)     Net Spread (Portfolio Yield Minus Base Rate)

               a)  1/15/97             6.66%
               b)  12/16/96            2.92%
               c)  11/15/96            6.12%

          Three Month Average          5.23%

        4)     Monthly Payment Rate

              a)  1/15/97             7.72%
              b)  12/16/96            6.57%
              c)  11/15/96            7.78%


                              FIRST DEPOSIT NATIONAL BANK,
                              Servicer


                              By:   /s/ David J. Petrini
                                    _____________________
                             Name:  David J. Petrini
                             Title: Senior Vice President and Senior
                                    Financial Officer